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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

              Switzerland                                98-0186363
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

     Bahnhofstrasse 45, Zurich and
        Aeschenvorstadt 1, Basel
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(Address or Principal Executive Offices)                 (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box: [X]                                    box: [ ]

Securities Act registration statement file number to which this form
relates:                                                         333-46930
                                                              ---------------
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         To be so Registered                  Each Class is to be Registered
  -------------------------------------    ------------------------------------

  BULS due May [ ], 2003 (linked to the           American Stock Exchange
  shares of common stock of Affymetrix,
  Inc., Amgen Inc., Applera Corporation
  -- Applied Biosystems Group, Applera
  Corporation -- Celera Genomics Group,
  Genzyme Corporation, Gilead Sciences,
  Inc., ICOS Corporation, Immunex
  Corporation, Medarex, Inc. and
  Millennium Pharmaceuticals, Inc.)
  -------------------------------------    ------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on May 1, 2001 under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (File No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 and Amendment No. 2 thereto dated March 29, 2001 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.


ITEM 2.           EXHIBITS.

                  1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of BULS due May [ ], 2003 (linked to the shares of common stock of Affymetrix, Inc., Amgen Inc., Applera Corporation -- Applied Biosystems Group, Applera Corporation -- Celera Genomics Group, Genzyme Corporation, Gilead Sciences, Inc., ICOS Corporation, Immunex Corporation, Medarex, Inc. and Millennium Pharmaceuticals, Inc.)
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                                    SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            UBS AG
                                              (Registrant)


Date: May 7, 2001                           By: /s/ Robert C. Dinerstein
                                                ----------------------------
                                                Robert C. Dinerstein
                                                Managing Director




                                            By: /s/ Robert B. Mills
                                                ----------------------------
                                                Robert B. Mills
                                                Managing Director